Exhibit 5.1

[Reed Smith LLP Letterhead]

May 24, 2007

Ocwen Financial Corporation
1661 Worthington Road
Suite 100
West Palm Beach, Florida

Ladies and Gentlemen:

              This opinion is furnished to you in connection with the Registration Statement on Form S-8 (the “Registration Statement”) relating to up to 20,000,000 shares of Common Stock, $0.01 par value per share (the “Common Stock”), of Ocwen Financial Corporation, a Florida corporation (the “Company”), which may be issued or delivered to eligible directors and employees of the Company under the Company’s 2007 Equity Incentive Plan (the “Plan”).  In rendering our opinion below, we have assumed that any shares of Common Stock which have been reacquired and are then delivered under the Plan will have been duly authorized, validly issued and fully paid at the time of their original issuance.

              In connection with this opinion, we have examined, among other things:

(1) the Articles of Incorporation of the Company, as amended to date;

(2) the Bylaws of the Company, as amended to date;

(3) resolutions adopted by the Board of Directors of the Company on January 30, 2007 approving the filing of the Registration Statement; and

(4) the Plan, as currently in effect.

              Based upon and subject to the foregoing and upon an examination of such other documents, corporate proceedings, statutes, decisions and questions of law as we considered necessary in order to enable us to furnish this opinion, we are pleased to advise you that in our opinion the 20,000,000 shares of Common Stock being registered and which may be issued or delivered by the Company pursuant to the provisions of the Plan have been duly authorized, and upon such issuance in accordance with the provisions of the Plan such shares will be validly issued, fully paid and nonassessable.  In rendering this opinion, we advise you that we are not experts in Florida law.  Our opinion herein is based solely upon our review of the Florida Business Corporation Act, as available in standard compilations.

              We hereby consent to the filing of this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”) and to the use of our name in the related Prospectus under the caption “Legal Opinion”.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Reed Smith LLP

REED SMITH LLP